UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 10, 2012

Multimedia Games Holding Company, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement for Certain Officers.

NEO Annual Base Salary Adjustments
On September 10, 2012, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Multimedia Games Holding Company, Inc. (the “Company”) increased the annual base salary of certain of its named executive officers (each, an “NEO”), effective as of October 1, 2012.  In making this decision, the Company took into account the factors and considerations discussed in the “Compensation Discussion and Analysis” in the Company’s most recent proxy statement.  All other terms of the NEO’s employment remain unchanged.  The salary adjustments were as follows:

	Former Annual	New Annual
Name of Named Executive Officer	Base Salary	Base Salary
Patrick J. Ramsey, President and Chief Executive Officer	$450,000	$550,000
Jerome R. Smith, SVP, General Counsel, Chief Compliance Officer, and Corporate Secretary	$267,800	$300,000
Mick Roemer, SVP – Sales	$270,000	$280,000
Joaquin J. Aviles, VP – Technology	$262,000	$270,000

Grant of RSUs to NEOs
On September 10, 2012, the Committee authorized the grant of restricted stock units (“RSUs”), under the terms of the Company’s 2012 Equity Incentive Plan, to the Company’s NEOs.  The grants are intended to promote the retention of the services of each NEO.  The RSUs are subject to vesting and other terms and conditions contained in Restricted Stock Unit Agreements entered into with each of the Company’s NEOs.  Each grant of RSUs will vest and become payable with respect to twenty-five percent (25%) of the RSUs subject to each award one year from the date of grant and an additional six and one quarter percent (6.25%) of the RSUs subject to each award  shall vest and become payable on each successive quarterly anniversary date of the date of grant, for each of the next twelve succeeding quarters, with all such RSUs becoming fully vested no later than on the fourth anniversary of the date of grant.  The vesting of the RSUs is subject to acceleration upon death or disability, or upon certain circumstances occurring in connection with corporate transactions constituting a “change in control”, as defined in the Company’s 2012 Equity Incentive Plan.  The grants were as follows:

Name of Named Executive Officer	Number of RSUs
Patrick J. Ramsey, President and Chief Executive Officer	40,000
Adam Chibib, SVP and Chief Financial Officer	20,000
Jerome R. Smith, SVP, General Counsel, Chief Compliance Officer, and Corporate Secretary	20,000
Mick Roemer, SVP – Sales	20,000
Joaquin Aviles, VP – Technology	20,000

Fiscal Year 2013 Executive Cash Incentive Plan for NEOs
On September 10, 2012, the Committee also reviewed and approved an executive bonus plan for the NEOs exclusively for fiscal year 2013 (the “2013 Incentive Plan”) in order to incentivize management to build shareholder value by achieving Company operating goals.  The 2013 Incentive Plan implements the target and stretch bonus structure set forth in the respective employment agreements of each of the NEOs, and as previously filed.

The 2013 Incentive Plan is comprised of two possible components: a target payment and a stretch payment.  The target payment is also comprised of two components: the first of which represents two-thirds of the potential target payment, and is based on quarterly operating goals, such as product performance, initial product releases, effective system conversions, and sales expansions; and the second of which represents one-third of the potential target payment, and is the based on individual goals for each NEO.  The target payment will be adjusted ratably based on the Company’s relative achievement of the quarterly operating goals, but in no event shall any target payment be paid if the Company fails to meet a certain net income threshold.

For the stretch payment, if the Company exceeds an established share price performance goal, the NEOs shall be entitled to receive an additional amount.  The stretch payment will be paid from a stretch bonus pool funded incrementally from any amount over plan for net income. The percentage of stretch bonus eligible for receipt will be reduced if any portion of the target bonus is not met, such that if a certain quarterly operating goal is not met, both the target and stretch bonus would be affected.

The incentive payment for each of the NEOs is payable after fiscal year-end and after confirmation of achieved operating goals by the Committee.  The Committee retains the discretion to modify or adjust operating goals, financial and share price targets, and bonus objectives and targets based on its business judgment.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 11, 2012, the Board, upon the recommendation of the Nominating and Governance Committee, adopted the Sixth Amended and Restated Bylaws of the Company (the “Bylaws”).  The Bylaws became effective immediately upon its adoption.  Material changes contained in the Bylaws include:

(i)
Procedures for Shareholders to Propose Business to be Considered at an Annual Meeting.  In Section 2.11, the Bylaws establish a new advance notice provision for business other than the nomination of directors.  To be timely, a shareholder’s notice must be delivered to and received at the principal executive offices of the Company not later than the close of business on the ninetieth (90) day nor earlier than the close of business on the one hundred twentieth (120) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90) day prior to such annual meeting or the tenth (10) day following the date on which public disclosure of the date of such meeting is first made by the Company. The shareholder’s notice to the Company must include certain enumerated information about the proposal as set forth in the Bylaws as well as information on the shareholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made.

(ii)
Procedures for Shareholder Nominations.  In Section 3.16, the Bylaws establish a new requirement that nominations for directors by a shareholder must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to and received at the principal executive offices of the Company (a) with respect to an annual meeting, not later than the close of business on the ninetieth (90) day nor earlier than the close of business on the one hundred twentieth (120) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90) day prior to such annual meeting or the tenth (10) day following the date on which public disclosure of the date of such meeting is first made by the Company, and (b) with respect to any special meeting, not earlier than the close of business on the one hundred twentieth (120) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90) day prior to such special meeting or the tenth (10) day following the date on which public disclosure of the date of such meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Company.

The shareholder’s notice to the Secretary must include certain enumerated information as provided in the Bylaws as to each person whom the shareholder proposes to nominate for election or re-election as a director, including, but not limited to, statements that provide (a) whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon the occurrence of a determination by any gaming authority that such person’s membership on the Board would cause the Company to lose or suffer prejudice to a gaming license, be unable to reinstate a prior gaming license, or be unable to obtain a new gaming license; (b) whether such person is reasonably believed to be qualified to be nominated and to serve as a director of the Company, including in accordance with Section 3.01 of Article Three of the Bylaws; and (c) whether such person, if elected, intends to provide such information and do such things as are necessary to obtain with respect to such person any and all gaming licenses, including completing any director qualification questionnaire(s) and/or application(s) as the Board may in its sole discretion determine are required by any gaming authority. The shareholder’s notice must also provide certain information on the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to be nominated or to serve as a director of the Company.  No person will be eligible for election as a director of the Company by the shareholders unless nominated in accordance with the procedures set forth in the Bylaws.

(iii)
New Qualifications of Directors and Director Nominees.  In Section 3.01, the Bylaws impose new qualifications for directors and director nominees. The Bylaws give the Board discretion to determine whether a proposed nominee would put the Company at risk of losing or suffering prejudice to a gaming license, of being unable to reinstate a prior gaming license, or of being unable to obtain a new gaming license.  In addition, in order to be qualified to serve as a director, a person may not be an “Unsuitable Person” as defined in the Bylaws, must satisfy the director qualification requirements of all gaming authorities, and must annually submit an irrevocable resignation that will be effective if a gaming authority determines that such person’s membership on the Board would cause the Company to lose a gaming license, be unable to reinstate a prior gaming license, or be unable to obtain a new gaming license.

(iv)
Voting Standard for Business Other than the Election of Directors.  In Section 2.06, the Bylaws amend the Company’s voting standard to provide that, except where otherwise required by law, the Articles of Incorporation or the Bylaws or with respect to the election of directors, the affirmative vote of a majority of the votes cast for or against a proposal will be the act of the shareholders. Abstentions will no longer affect the outcome of a proposal.  Broker non-votes would also not affect the outcome of the proposal.

(v)
Indemnification Obligations.  In Section 6.09, the Bylaws expand the Company’s obligation to indemnify directors, trustees, officers, employees and agents of the Company to the maximum extent permitted by Texas law.  Prior to the amendment, the Bylaws required the Company to indemnify directors and officers to the extent required by law, and permitted the Board to indemnify directors, officers, agents, employees or any other person to the extent permitted by law.

The Bylaws also contain various non-substantive conforming changes and other nonmaterial technical changes intended to update or clarify certain provisions.  The foregoing description of the changes made in the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01           Other Events.

The Company has scheduled its fiscal year 2013 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Company’s offices in Austin, Texas, on January 30, 2013.

Additionally, pursuant to the new advance notice provisions of the Bylaws discussed in Item 5.03 above, the deadline for the submission of shareholder nominations or proposals that are not intended for inclusion in the Company’s proxy statement, as set forth in our Proxy Statement filed with the Securities and Exchange Commission on December 15, 2011, has changed.  In order for (i) other business to be brought before the Annual Meeting outside of Rule 14a-8 of the Securities Exchange Act of 1934, or (ii) a director nomination submitted by a shareholder to be considered timely, it must be received at the Company’s headquarters at 206 Wild Basin Road South, Austin, Texas 78746, Attention: Corporate Secretary, no earlier than the close of business on October 4, 2012 and no later than November 3, 2012, and must comply with the provisions and procedures set forth in the Bylaws.

Item 9.01.           Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Sixth Amended and Restated Bylaws of Multimedia Games Holding Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES HOLDING COMPANY, INC.

Dated: September 14, 2012	By:	/s/ Jerome R. Smith
Jerome R. Smith
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Sixth Amended and Restated Bylaws of Multimedia Games Holding Company, Inc.